                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          -
                                                                        -RELEASE

Contact:
George Shadid,
EVP & Chief Financial Officer
816/584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         AMERICAN ITALIAN PASTA COMPANY
                        ANNOUNCES STRATEGIC ALLIANCE WITH
                    "DaVinci" - THE #1 SELLING ITALIAN IMPORT

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KANSAS CITY, MO, February 17, 2005 --- American Italian Pasta Company (NYSE:PLB)
today  announced  at  it's  Annual  Shareholder  meeting,  the  formation  of  a multi-year  Strategic  Alliance  with World Finer  Foods,  owners of the DaVinci brand of high quality Italian food products. DaVinci is the top selling imported pasta brand in the US.

The  Companies  have entered into an agreement  whereby  American  Italian Pasta
Company (AIPC) will become the supplier of the imported  DaVinci pasta brand. In addition,  World  Finer Foods (WFF) will  become the  exclusive  distributor  of
AIPC's portfolio of specialty and natural pastas, including the Eddie's and Mrs.
Leeper's Brands,  through its distribution network. World Finer Foods offers one of the country's premier direct store delivery (DSD) networks,  which serves the specialty  product  needs of both  traditional  grocers as well as specialty and natural food stores. In addition, this agreement offers the opportunity for AIPC and  WFF to  partner  together  to  offer  an  expanded  portfolio  of  products
(including  future  innovation),  that will flow through either the  distributor network or the warehouse delivered network.

AIPC is the largest  producer  and marketer of dry pasta in the US, and plans to leverage  its  extensive  direct  customer  relationships  to  help  expand  the distribution  of DaVinci  branded pasta in the US. "DaVinci is the market leader for real  Italian  imported  pasta into the US by a wide margin" said Dan Trott,
President of Sales and EVP of Marketing for American Italian Pasta Co. He noted,
"We are excited about this  opportunity  to partner with a great  national brand like  DaVinci,  and to be able to tap into World  Finer  Food's  very strong DSD network.  We are  confident  that this  Strategic  Alliance  will  benefit  both companies  with  increased  pasta  sales and  profits  in the years to come.  In addition,  adding the DaVinci brand to AIPC's robust  portfolio  enables AIPC to add another key element to its `New Balance' strategy of becoming the retailer's
`One-stop Shop' for pasta."

                                     -more-

AIPC
February 17, 2005

AIPC currently  sells the Eddie's brand of organic,  whole wheat and soy pastas;
and the Mrs.  Leeper's  brand of corn,  rice, and  gluten-free  pastas through a broker network. "The DSD network of WFF should facilitate  significant expansion through  enhanced market  coverage" said Frank Muchel,  President of World Finer
Foods.  "This will create a tremendous  opportunity to leverage our distribution network with additional quality offerings from AIPC. These are the kind of value added items we continually  search for to offer our customers.  We are also very pleased to partner with a quality  pasta  producer and  marketer  like AIPC,  to further enhance the market position of DaVinci pasta."

AIPC will begin supplying a portion of the DaVinci import volume in April, 2005.
The companies  plan to  transition  the selling and marketing of the Eddie's and
Mrs. Leeper's brands by April, 2005.

AIPC will be  manufacturing  the  products at its  state-of-the-art  Pasta Lensi operation in Northern  Italy.  The completion of this agreement will enhance the original  strategy for AIPC's Italian  operation to profitably  serve the import segment of the U.S. market.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has five  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona; Kenosha, Wisconsin and Verolanuova,
Italy. The Company has  approximately 600 employees located in the United States and Italy. Founded in 1960 and based in Bloomfield New Jersey, World Finer Foods owns and represents many of the leading brands in specialty  foods.  The company has 42 employees located throughout the United States.

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